Exhibit 99.1

News Release	News Release

MAGNUM HUNTER RESOURCES ANNOUNCES

$25 MILLION ACQUISITION OF UTICA SHALE PROPERTIES

FOR IMMEDIATE RELEASE - Houston, TX - (Market Wire) – February 17, 2012 –Magnum Hunter Resources Corporation (NYSE: MHR, NYSE Amex: MHR-PrC and MHR-PrD) ("Magnum Hunter" or the "Company") announced today that its wholly-owned subsidiary, Triad Hunter, LLC ("Triad Hunter"), has closed on the acquisition of leasehold mineral interests located predominately in Noble County, Ohio (the “Utica Acreage") from an undisclosed seller for a total purchase price of $24.8 million.

The Utica Acreage consists of approximately 15,558 gross (12,186 net) acres predominately located in Noble County, Ohio. The net price paid per acre for this acquisition was $2,037. The majority of the leasehold acreage acquired in this transaction is held by shallower production. The purchase includes all depths of 300 feet below the top of the Queenston Formation down to all further depths. There is no associated shallow production included with this acquisition. There is a possibility of a second closing on another block of similar acreage that may occur on or before April 16, 2012, assuming the Seller can satisfy certain title deficiency requirements.

The Utica Acreage is in close proximity to Triad Hunter’s existing acreage position in Washington and Noble Counties, Ohio, and now provides Triad Hunter approximately 18,187 gross (14,815 net) acres in in these two counties, and a total of 23,214 gross (17,316 net) acres that are presently prospective for the Utica Shale.

Management Comments

Mr. Gary C. Evans, Chairman and Chief Executive Officer of Magnum Hunter, commented, “This acquisition represents another “bolt-on” transaction in one of Magnum Hunter’s core unconventional resource plays. It is truly a win-win acquisition because it not only significantly expands our existing acreage position in a strategic region in Ohio at a very attractive price per acre, but also now provides the expansion opportunity for our midstream business, Eureka Hunter Pipeline, to immediately begin construction work into a region presently not served by other competitors, yet greatly controlled now by our upstream Appalachian Division. Given that nearly all the acreage is held by shallow production, this provides the Company maximum flexibility in the development of the land.”

About Magnum Hunter Resources Corporation

Magnum Hunter Resources Corporation and subsidiaries are a Houston, Texas based independent exploration and production company engaged in the acquisition, development and production of crude, natural gas and natural gas liquids, primarily in the states of West Virginia, Kentucky, Ohio, Texas, North Dakota and Saskatchewan, Canada. The Company is presently active in three of the most prolific unconventional shale resource plays in North America, namely the Marcellus Shale, Utica Shale, Eagle Ford Shale and Williston Basin/Bakken Shale.

For more information, please view our website at www.magnumhunterresources.com

Forward-Looking Statements

The statements and information contained in this press release that are not statements of historical fact, including all estimates and assumptions contained herein, are “forward looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward looking statements include, among others, statements, estimates and assumptions relating to our business and growth strategies, our oil and gas reserve estimates, estimates of oil and natural gas resource potential, our ability to successfully and economically explore for and develop oil and gas resources, our exploration and development prospects, future inventories, projects and programs, expectations relating to availability and costs of drilling rigs and field services, anticipated trends in our business or industry, our future results of operations, our liquidity and ability to finance our exploration and development activities, market conditions in the oil and gas industry and the impact of environmental and other governmental regulation. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may”, “will”, “could”, “should”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “project”, “pursue”, “plan” or “continue” or the negative thereof or variations thereon or similar terminology. These forward-looking statements are subject to numerous assumptions, risks, and uncertainties. Factors that may cause our actual results, performance, or achievements to be materially different from those anticipated in forward-looking statements include, among other, the following: adverse economic conditions in the United States and globally; difficult and adverse conditions in the domestic and global capital and credit markets; changes in domestic and global demand for oil and natural gas; volatility in the prices we receive for our oil and natural gas; the effects of government regulation, permitting, and other legal requirements; future developments with respect to the quality of our properties, including, among other things, the existence of reserves in economic quantities; uncertainties about the estimates of our oil and natural gas reserves; our ability to increase our production and oil and natural gas income through exploration and development; our ability to successfully apply horizontal drilling techniques and tertiary recovery methods; the number of well locations to be drilled, the cost to drill, and the time frame within which they will be drilled; drilling and operating risks; the availability of equipment, such as drilling rigs and transportation pipelines; changes in our drilling plans and related budgets; and the adequacy of our capital resources and liquidity including, but not limited to, access to additional borrowing capacity. Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. Readers are cautioned not to place undue reliance on forward-looking statements, contained herein, which speak only as of the date of this document.  Other unknown or unpredictable factors may cause actual results to differ materially from those projected by the forward-looking statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, including estimates, whether as a result of new information, future events, or otherwise. We urge readers to review and consider disclosures we make in our public filings made from time to time with the Securities and Exchange Commission that discuss factors germane to our business, including our Annual Report on Form 10-K, as amended, for the year ended December 31, 2010 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements.

Magnum Hunter Contact:	Gabe Scott Assistant Vice President of Finance and Assistant Treasurer ir@magnumhunterresources.com (832) 203-4545